UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 21, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

Effective March 21, 2005, that certain Rights Agreement between Stewart & Stevenson Services, Inc. (the “Company”) and the Bank of New York, as Rights Agent, dated March 13, 1995 (the “Rights Agreement”), expired in accordance with its terms.

Pursuant to the Rights Agreement, each outstanding share of the Company’s common stock on or after March 20, 1995 received one common share purchase right (a “Right”) entitling the registered holder to purchase from the Company one-third of a share of the Company’s common stock at a specified price per one-third of a share, under certain circumstances and subject to adjustment.  As provided for in the Rights Agreement, the Rights and the Rights Agreement expired on March 21, 2005 (the “Expiration Date”).  From and after the Expiration Date, no person will have any Rights, and each Right issued under the Rights Agreement will be null and void.

Item 3.03.  Material Modifications to Rights of Security Holders.

See the discussion under Item 1.02 regarding the termination of Rights associated with outstanding shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: March 21, 2005	By:	/s/ Carl B. King
	Name:	Carl B. King
	Title:	Vice President, Secretary & General Counsel